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                                                                   EXHIBIT 10.10

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                       [LOGO]SUNRISE TELECOM INCORPORATED

                  2002 Section 16 Executive Officer Bonus Plan

Executive Officers will participate in the 2002 Executive Officers Bonus Plan (the "Executive Officers Bonus Plan") as stated below, subject to approval by the Compensation Committee of the Board of Directors of the Company.

Executive Officers
------------------
Paul K. Chang - CEO & President
Paul A. Marshall - COO & VP Marketing
Peter L. Eidelman - CFO & Treasurer
Jeong E. Joo - CTO
Raffaele Gerbasi - President & General Manager Cable Broadband

                        2002 Section 16 Executive Officer
                               Bonus Plan Formula

1. The Section 16 Executive Officer Bonus will be based on a percentage of their base compensation for the period enrolled in the plan.

2. The bonus will be based on both the year's GAAP Net Income percentage, and sales growth percentage for the Consolidated Company. Any GM's included in this plan will be evaluated as well on their divisional performance in the same matrix with Executive Officers adjustments based on both divisional and the consolidated Company Growth and GAAP Net Income performance.

3. The bonus should help to motivate the Executive Officers to achieve exceptional company financial performance, while providing little or no reward for lack of growth and profitability.

4. In the event of a material corporate reorganization, the bonus may need to incorporate any change in the revenue mix and profit due to an acquisition or divestiture with the possible adjustment of the prior year base for the divisional impacted.


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5.   The Bonus will not be more than what is calculated below and is subject to approval by the compensation committee. Yearly net income, yearly sales, previous year sales are as reported on the company's audited financial statements.

Bonus = [*]

definitions:
p = year profit % = yearly net income / yearly sales sg = sales growth percentage = (current year sales - previous year sales) / previous year sales

     * Confidential material redacted and filed separately with the Commission.

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